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PRESS RELEASE                             Source:  First Acceptance Corporation
                                          Contact: Chuck Hamilton (615) 844-2811


FIRST ACCEPTANCE CORPORATION ANNOUNCES FOURTH QUARTER
2005 EARNINGS RELEASE AND STORE EXPANSION

NASHVILLE, TN, July 29, 2005 -- First Acceptance Corporation (NYSE: FAC)said today it will report its fourth quarter results after the market closes on Monday, September 12, 2005. The earnings release will be available on First Acceptance's website at http://www.firstacceptancecorp.com on its investor site.

First Acceptance also announced the following for its quarter and fiscal year ended June 30, 2005:

OFFICE EXPANSION

      During the three months ended June 30, 2005, the Company added 84 new offices, compared to 13 offices added during the three months ended June 30, 2004 and 47 new offices added during the three months ended March 31, 2005. The expansion in this quarter reflects the Company's significant expansion into Texas, as well as increasing its presence in Pennsylvania, Illinois and North Florida. As of June 30, 2005, the Company operated 309 retail offices in 11 states.

ABOUT FIRST ACCEPTANCE CORPORATION

      First Acceptance Corporation began its operations as Liberte Investors, Inc. in 1986. Its insurance subsidiary, USAuto, which began operations in 1995, provides non-standard private passenger automobile insurance, primarily through employee-agents in 309 retail offices in 11 states. The Company's insurance company subsidiaries are licensed to do business in 24 states.

      This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and its other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.